Exhibit 99.2

Contact:	FOR RELEASE:
Eliott Trencher	February 5, 2024
Executive Vice President,
Chief Financial Officer
and Chief Investment Officer
(310) 481-8587
or
Bill Hutcheson
Senior Vice President,
Investor Relations & Capital Markets
(415) 778-5678

KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, February 5, 2024 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter and full year ended December 31, 2023.

Fourth Quarter and Full Year Highlights

Financial Results
•Revenues of $269.0 million
•Net income available to common stockholders of $0.40 per diluted share
•Funds from operations available to common stockholders and unitholders (“FFO”) of $129.3 million, or $1.08 per diluted share

Leasing and Occupancy
•Stabilized portfolio was 85.0% occupied and 86.4% leased at December 31, 2023
•Signed approximately 588,000 square feet of new and renewal leases during the quarter, including short-term leases, the highest quarterly leasing volume since Q2 2019
◦GAAP and cash rents increased 21.7% and 1.6%, respectively, from prior levels in the stabilized portfolio, excluding short-term leases
•For the full year, signed approximately 1,347,000 square feet of new or renewal leases, including short-term leases, the highest annual leasing volume since 2019

Development
•Added approximately $750.0 million of new development properties to the stabilized portfolio throughout the year
◦During the fourth quarter, added Indeed Tower, a $690.0 million, approximately 759,000 square foot office building in the Austin CBD, which is currently 78% leased and 65% occupied

◦During the third quarter, added 9514 Towne Centre Drive, a $60.0 million, approximately 71,000 square foot office building in the University Towne Center submarket of San Diego, which is 100% leased and occupied

Balance Sheet / Liquidity
•During the first quarter, increased the borrowing capacity of the unsecured term loan facility to $520.0 million, which was fully outstanding at December 31, 2023
•During the third quarter, entered into an eleven-year, non-recourse mortgage note for $375.0 million. The mortgage note bears interest at a fixed rate of 5.90% and matures on August 10, 2034
•As of the date of this release, the company had approximately $2.2 billion of total liquidity comprised of approximately $1.1 billion of cash and short-term investments and approximately $1.1 billion available under the unsecured revolving credit facility

Dividend
•The company’s Board of Directors (the “Board”) declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of $2.16

Sustainability and Corporate Social Responsibility
•Achieved carbon neutral operations across the portfolio for the fourth consecutive year
•On-site solar at company properties has the capacity to generate over six megawatts of clean electricity, which is equivalent to the annual electricity use of over 1,200 homes
•Listed on U.S. EPA’s National Top 100 List of largest green power users
•For the eighth consecutive year, awarded the ENERGY STAR Partner of the Year Sustained Excellence Award
•Named the GRESB Regional Sector Leader in the Americas for Development (Diversified), earning the highly competitive GRESB 5 Star designation
•For the fifth consecutive year, included in Bloomberg’s Gender Equality Index

Recent Developments
•On January 12, 2024, completed a public offering of $400.0 million of 12-year unsecured senior notes at an interest rate of 6.250% due January 2036
•On January 21, 2024, John Kilroy retired as Chief Executive Officer (“CEO”) and effective January 22, 2024, Angela Aman assumed the CEO role and joined the Board. John Kilroy will serve as an advisor through the end of 2024 and will remain Chair of the Board through his current term

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The company is providing Nareit-defined FFO per diluted share guidance for the full year 2024 of $4.10 to $4.25 per share, with a midpoint of $4.18 per share.

	Full Year 2024 Range
	Low End	High End
	$ and shares/units in thousands, except per share/unit amounts
Net income available to common stockholders per share - diluted	$1.45	$1.61

Weighted average common shares outstanding - diluted (1)	118,000	118,000

Net income available to common stockholders	$171,000	$190,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,900	2,000
Net income attributable to noncontrolling interests in consolidated property partnerships	20,500	21,000
Depreciation and amortization of real estate assets	330,000	330,000
Gains on sales of depreciable real estate	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(30,000)	(32,000)
Funds From Operations (2)	$493,400	$511,000

Weighted average common shares/units outstanding – diluted (3)	120,250	120,250

Funds From Operations per common share/unit – diluted (3)	$4.10	$4.25

Key Assumptions	2023 Actuals	2024 Assumptions
Change in same store cash NOI (4)	4.4%	(4.0%) to (6.0%)
Average full year occupancy	87.3%	82.5% to 84.0%
General and administrative expenses	$93 million	$72 million to $80 million
Total development spending	$394 million	$200 million to $300 million
Weighted average common shares/units outstanding – diluted (in thousands) (3)	119,241	120,250

 ________________________
(1)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards.
(2)See management statement for Funds From Operations at end of release.
(3)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(4)See management statement for Same Store Cash Net Operating Income on page 33 of our Supplemental Financial Report furnished on Form 8-K with this press release.

The company’s guidance estimates for the full year 2024, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. These guidance estimates do not include the impact on the company’s operating results from potential future acquisitions, dispositions (including any associated gains or losses), capital markets activity, impairment charges or any events outside of the company’s control, as the timing and magnitude of any such events are not known at the time the company provides guidance. There can be no assurance that the company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
The company’s management will discuss fourth quarter results and the current business environment during the company’s February 6, 2024 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. To participate and obtain conference call dial-in details, register by using the following link, https://www.netroadshow.com/events/login?show=87605277&confId=57126. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/931384027. It may be necessary to download audio software to hear the conference call. A replay of the conference call will be available via telephone on February 6, 2024 through February 13, 2024 by dialing (866) 813-9403 and entering passcode 236874. International callers should dial (929) 458-6194 and enter the same passcode. The replay will also be available on our website at https://investors.kilroyrealty.com/shareholders/investor-events/default.aspx.

About Kilroy Realty Corporation

Kilroy Realty Corporation (NYSE: KRC, the “company”, “Kilroy”) is a leading U.S. landlord and developer, with operations in San Diego, Greater Los Angeles, the San Francisco Bay Area, Greater Seattle and Austin. The company has earned global recognition for sustainability, building operations, innovation and design. As a pioneer and innovator in the creation of a more sustainable real estate industry, the company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, entertainment, life science and business services companies.

The company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office, life science and mixed-use projects.

As of December 31, 2023, Kilroy’s stabilized portfolio totaled approximately 17.0 million square feet of primarily office and life science space that was 85.0% occupied and 86.4% leased. The company also had approximately 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 92.5%. In addition, the company had two in-process life science redevelopment projects totaling approximately 100,000 square feet with total estimated redevelopment costs of $80.0 million and one approximately 875,000 square foot in-process development project with a total estimated investment of $1.0 billion.

A Leader in Sustainability and Commitment to Corporate Social Responsibility
Kilroy has a longstanding commitment to sustainability and continues to be a recognized leader in our sector. For over a decade, the company and its sustainability initiatives have been recognized with numerous honors, including earning the GRESB five star rating and being named a sector and regional leader in the Americas. Other honors have included the Nareit Leader in the Light Award, being listed on the Dow Jones Sustainability World Index, being named ENERGY STAR Partner of the Year and receiving the ENERGY STAR highest honor of Sustained Excellence.

Kilroy is proud to have achieved carbon neutral operations across our portfolio since 2020. The company also has a longstanding commitment to maintain high levels of LEED, Fitwel and ENERGY STAR certifications across the portfolio.

A significant part of the company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. For the fifth year in a row, the company has been named to Bloomberg’s Gender Equality Index, which recognizes companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding and the impact labor disruptions or strikes, such as episodic strikes in the entertainment industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than the employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	$269,016	$284,344	$1,129,694	$1,096,987

Net income available to common stockholders	$47,284	$52,625	$212,241	$232,615

Weighted average common shares outstanding – basic	117,240	116,878	117,160	116,807
Weighted average common shares outstanding – diluted	117,816	117,389	117,506	117,220

Net income available to common stockholders per share – basic	$0.40	$0.45	$1.80	$1.98
Net income available to common stockholders per share – diluted	$0.40	$0.45	$1.80	$1.97

Funds From Operations (1)(2)	$129,257	$139,855	$551,116	$556,631

Weighted average common shares/units outstanding – basic (3)	118,896	118,568	118,895	118,586
Weighted average common shares/units outstanding – diluted (4)	119,473	119,079	119,241	118,999

Funds From Operations per common share/unit – basic (2)	$1.09	$1.18	$4.64	$4.69
Funds From Operations per common share/unit – diluted (2)	$1.08	$1.17	$4.62	$4.68

Common shares outstanding at end of period			117,240	116,878
Common partnership units outstanding at end of period			1,151	1,151
Total common shares and units outstanding at end of period			118,391	118,029

			December 31, 2023	December 31, 2022
Stabilized office portfolio occupancy rates: (5)
Greater Los Angeles			79.0%	85.2%
San Diego County			88.6%	86.2%
San Francisco Bay Area			91.0%	95.5%
Greater Seattle			83.4%	97.7%
Austin			64.9%	—%
Weighted average total			85.0%	91.6%

Total square feet of stabilized office properties owned at end of period: (5)
Greater Los Angeles			4,345	4,332
San Diego County			2,770	2,698
San Francisco Bay Area			6,170	6,164
Greater Seattle			3,000	3,000
Austin			759	—
Total			17,044	16,194
________________________
(1)Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e. nonvested stock and certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	December 31, 2023	December 31, 2022
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,743,170	$1,738,242
Buildings and improvements	8,463,674	8,302,081
Undeveloped land and construction in progress	2,034,804	1,691,860
Total real estate assets held for investment	12,241,648	11,732,183
Accumulated depreciation and amortization	(2,518,304)	(2,218,710)
Total real estate assets held for investment, net	9,723,344	9,513,473

Cash and cash equivalents	510,163	347,379
Marketable securities	284,670	23,547
Current receivables, net	13,609	20,583
Deferred rent receivables, net	460,979	452,200
Deferred leasing costs and acquisition-related intangible assets, net	229,705	250,846
Right of use ground lease assets	125,506	126,530
Prepaid expenses and other assets, net	53,069	62,429
TOTAL ASSETS	$11,401,045	$10,796,987

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$603,225	$242,938
Unsecured debt, net	4,325,153	4,020,058
Accounts payable, accrued expenses and other liabilities	371,179	392,360
Ground lease liabilities	124,353	124,994
Accrued dividends and distributions	64,440	64,285
Deferred revenue and acquisition-related intangible liabilities, net	173,638	195,959
Rents received in advance and tenant security deposits	79,364	81,432
Total liabilities	5,741,352	5,122,026

EQUITY:
Stockholders’ Equity
Common stock	1,173	1,169
Additional paid-in capital	5,205,839	5,170,760
Retained earnings	221,149	265,118
Total stockholders’ equity	5,428,161	5,437,047
Noncontrolling Interests
Common units of the Operating Partnership	53,275	53,524
Noncontrolling interests in consolidated property partnerships	178,257	184,390
Total noncontrolling interests	231,532	237,914
Total equity	5,659,693	5,674,961
TOTAL LIABILITIES AND EQUITY	$11,401,045	$10,796,987

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
REVENUES
Rental income	$265,643	$281,688	$1,117,737	$1,086,018
Other property income	3,373	2,656	11,957	10,969
Total revenues	269,016	284,344	1,129,694	1,096,987

EXPENSES
Property expenses	60,731	55,323	228,964	202,744
Real estate taxes	21,000	27,151	105,868	105,869
Ground leases	2,560	2,092	9,732	7,565
General and administrative expenses (1)	22,078	25,217	93,434	93,642
Leasing costs	1,956	1,404	6,506	4,879
Depreciation and amortization	86,016	91,396	355,278	357,611
Total expenses	194,341	202,583	799,782	772,310

OTHER INCOME (EXPENSES)
Interest and other income, net	10,696	1,264	22,592	1,765
Interest expense	(32,325)	(23,550)	(114,216)	(84,278)
Gain on sale of depreciable operating property	—	—	—	17,329
Total other expenses	(21,629)	(22,286)	(91,624)	(65,184)

NET INCOME	53,046	59,475	238,288	259,493

Net income attributable to noncontrolling common units of the Operating Partnership	(471)	(588)	(2,083)	(2,283)
Net income attributable to noncontrolling interests in consolidated property partnerships	(5,291)	(6,262)	(23,964)	(24,595)
Total income attributable to noncontrolling interests	(5,762)	(6,850)	(26,047)	(26,878)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$47,284	$52,625	$212,241	$232,615

Weighted average common shares outstanding – basic	117,240	116,878	117,160	116,807
Weighted average common shares outstanding – diluted	117,816	117,389	117,506	117,220

Net income available to common stockholders per share – basic	$0.40	$0.45	$1.80	$1.98
Net income available to common stockholders per share – diluted	$0.40	$0.45	$1.80	$1.97
________________________
(1)The three months and year ended December 31, 2023 includes $4.9 million and $17.0 million, respectively, of retirement costs for our former CEO and former President, primarily comprised of accelerated stock compensation expense.

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income available to common stockholders	$47,284	$52,625	$212,241	$232,615
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	471	588	2,083	2,283
Net income attributable to noncontrolling interests in consolidated property partnerships	5,291	6,262	23,964	24,595
Depreciation and amortization of real estate assets	84,402	89,536	348,064	350,665
Gain on sale of depreciable real estate	—	—	—	(17,329)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(8,191)	(9,156)	(35,236)	(36,198)
Funds From Operations(1)(2)(3)	$129,257	$139,855	$551,116	$556,631

Weighted average common shares/units outstanding – basic (4)	118,896	118,568	118,895	118,586
Weighted average common shares/units outstanding – diluted (5)	119,473	119,079	119,241	118,999

Funds From Operations per common share/unit – basic (2)	$1.09	$1.18	$4.64	$4.69
Funds From Operations per common share/unit – diluted (2)	$1.08	$1.17	$4.62	$4.68
 ________________________
(1)We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

(3)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $5.7 million and $5.1 million for the three months ended December 31, 2023 and 2022, respectively, and $20.7 million and $19.3 million for the year ended December 31, 2023 and 2022, respectively.

(4)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e. certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.